ABR INFORMATION SERVICES, INC.
                      RETIREMENT PLAN FOR OUTSIDE DIRECTORS

                                    ARTICLE I
                                   DEFINITIONS

            The purposes of this Plan are to provide retirement income to members of the Board of Directors of ABR Information Services, Inc. (the "Company") who are not employees of the Company in recognition of their past services to the Company and to provide an incentive for such persons to continue to serve as members of the Board of Directors of the Company.

                                   ARTICLE II
                                   DEFINITIONS

            2.1. "Board" means the Board of Directors of the Company.

            2.2. "Change in Control" means the occurrence of any one of the following events:

            (i) individuals who, on the Effective Date, constitute the Board (the "Incumbent Directors") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof, whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest (as described in Rule 14a-11 under the Securities Exchange Act of 1934 (the "Act")) ("Election Contest") or other actual or threatened solicitation of proxies or consents by or on behalf of any "person" (as such term is defined in Section 3(a)(9) of the Act and as used in Sections 13(d)(3) and 14(d)(2) of the Act) other than the Board ("Proxy Contest"), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest, shall be deemed an Incumbent Director;

            (ii) any person is or becomes a "beneficial owner" (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities eligible to vote for the election of the Board (the "Company Voting Securities"); provided, however, that the event described in this paragraph (ii) which occurs by virtue of any of the following acquisitions shall be deemed not to be a Change in Control of the Company: (A) by the Company or any Subsidiary, (B) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, (C) by any underwriter temporarily holding securities pursuant to an offering of such securities, (D) pursuant to a Non-Qualifying Transaction (as defined in paragraph (iii) below),
(E) pursuant to any acquisition by a Participant (an "Acquiring Participant") or any group of persons including an Acquiring Participant (or any entity controlled by an Acquiring Participant or any group of persons including an Acquiring Participant),


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provided, that an event that is deemed not to be a Change in Control under this clause (E) shall nevertheless be a Change in Control for all Participants other than any Acquiring Participant; or (F) a transaction (other than one described in paragraph (iii) below) in which Company Voting Securities are acquired from the Company, if a majority of the Incumbent Directors approve a resolution providing expressly that the acquisition pursuant to this clause (F) does not constitute a Change in Control of the Company under this paragraph (ii);

            (iii) the consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or any of its subsidiaries that requires the approval of the Company's stockholders, whether for such transaction or the issuance of securities in the transaction (a "Reorganization"), or sale or other disposition of all or substantially all of the Company's assets to an entity that is not an affiliate of the Company (a "Sale"), unless immediately following such Reorganization or Sale: (A) more than 50% of the total voting power of (x) the corporation resulting from such Reorganization or the corporation which has acquired all or substantially all of the assets of the Company (in either case, the "Surviving Corporation"), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation (the "Parent Corporation"), is represented by Company Voting Securities that were outstanding immediately prior to such Reorganization or Sale (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Reorganization or Sale), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Reorganization or Sale, (B) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation), is or becomes the beneficial owner, directly or indirectly, of 25% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and (C) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Reorganization or Sale were Incumbent Directors at the time of the Board's approval of the execution of the initial agreement providing for such Reorganization or Sale (any Reorganization or Sale which satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a "Non-Qualifying Transaction"); or

            (iv) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, a Change in Control of the Company shall not be deemed to occur solely because any person acquires beneficial ownership of more than 25% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; provided, that if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control of the Company shall then occur.


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            2.3. "Company" means ABR Information Services, Inc. and any successors thereto..

            2.4. "Effective Date" means June 1, 1999.

            2.5. "Outside Director" means a member of the Board who is not an officer or employee of the Company or any of its affiliates.

            2.6. "Participant" means an Outside Director who is both eligible for participation in the Plan and has not ceased to be a Participant.

            2.7. "Plan" means the ABR Information Services, Inc. Retirement Plan for Outside Directors as set forth herein and as amended from time to time.

            2.8. "Plan Year" means the calendar year.

            2.9. "Retainer" means the basic annual amount (excluding meeting fees) of cash compensation payable to an Outside Director for services rendered to the Company in effect as of the date he or she ceases to be a member of the Board.

            2.10. "Retirement Date" means the later of (i) the date on which an Outside Director attains age 60 or (ii) the date on which he ceases to be an Outside Director for any reason other than death.

            2.11. "Year of Service" means a twelve-month continuous period, whether before or after the Effective Date, commencing on the date an individual becomes an Outside Director and each anniversary thereof, during which such individual at all times serves as an Outside Director. For purposes of determining the fractional part of a Year of Service for any Participant, a Participant shall be credited with a full month of service for each full or partial month during which the Participant served as an Outside Director.

                                   ARTICLE III
                                  PARTICIPATION

            3.1. Each Outside Director shall be a Participant in the Plan on the later of (a) the Effective Date and (b) the date he or she becomes an Outside Director.

            3.2. An Outside Director who becomes a Participant shall remain a Participant until the later of (a) the date on which he or she ceases to be an Outside Director and (b) the date on which such Outside Director is no longer entitled to any benefits under the Plan.

            3.3. To the extent provided by the Board, periods subsequent to the Effective Date during which an Outside Director is unable to carry out the duties of his position as a result of temporary injury, sickness, or leaves of absence specifically approved by the Board, shall not cause an interruption of an individual's service as an Outside Director or of his Years of Service for purposes of this Plan.


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                                   ARTICLE IV
                               RETIREMENT BENEFIT

            4.1. (a) Subject to Section 4.1(b), upon ceasing to be an Outside Director, each Participant shall receive an annual retirement benefit in an amount equal to the product of (i) such Participant's Years of Service and fractional part thereof and (ii) 100% of such Participant's Retainer.

            (b) If, upon ceasing to be an Outside Director, a Participant's Years of Service (and fractional part thereof) is less than ten, such Participant's retirement benefit shall be an amount equal to the product of (i) the amount determined under Section 4.1(a) and (ii) a fraction, the numerator of which is such Participant's Years of Service and fractional part thereof, and the denominator of which is ten.

            4.2. (a) The retirement benefit payable to a Participant under
Section 4.1 shall be paid annually for fifteen years (or such Participant's Years of Service, if longer), commencing on or about the first day of the Plan Year following such Participant's Retirement Date, unless such Participant has elected an alternative form of benefit as provided in Section 4.2(b).

            (b) A Participant may elect to receive such Participant's retirement benefit payable under Section 4.1 in the form of a lump sum payment. Such election shall be made on a form provided by the Company for such purpose. If a Participant elects to receive payment under this Section 4.2(b), such payment shall equal the present value of the benefit otherwise payable to such Participant for the period determined under Section 4.2(a), using the assumptions set forth on Exhibit A.

                                    ARTICLE V
                                  DEATH BENEFIT

            5.1. If a Participant dies before benefit payments have commenced in accordance with Section 4.2, the Company shall pay such Participant's named beneficiary or, if no beneficiary is named, his estate, as soon as practicable after such Participant's death, a lump sum payment in an amount equal to the present value of such Participant's accrued retirement benefit, assuming such Participant had elected to receive such benefit annually for a period of fifteen years. Such beneficiary shall be named on a form provided by and filed with the Company for this purpose. The present value shall be calculated by using the assumptions set forth on Exhibit A.


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                                   ARTICLE VI
                   OBLIGATIONS OF COMPANY; SOURCE OF PAYMENTS

            6.1. The sole obligation of the Company to any Participant in respect of any amounts which may become payable hereunder is a contractual obligation to make payments in accordance with the terms of the Plan.

            6.2. The Plan is an unfunded plan and all amounts payable under the Plan shall be paid from the general assets of the Company. Except as provided under Article VII, the Company shall be under no obligation to segregate any of its assets in respect of the benefits provided hereunder or to fund or otherwise secure its obligation to pay such benefits.

                                   ARTICLE VII
                                CHANGE IN CONTROL

            7.1. Notwithstanding any provision of the Plan to the contrary, in the event of a Change in Control, the Company shall pay in cash to each Participant, no later than the fifth day following the Change in Control, an amount equal to the present value of such Participant's accrued retirement benefit under Section 4.1, determined as if such Participant ceased to be an Outside Director upon the Change in Control, and elected to receive his or her retirement benefit in the form of a lump sum cash payment.

                                  ARTICLE VIII
                             ADMINISTRATION OF PLAN

            8.1. The Plan shall be administered by the members of the Board who are not Outside Directors and such members of the Board shall have full and final authority to interpret the Plan; to prescribe, amend and rescind rules and regulations, if any, relating to the Plan; and to make all determinations necessary or advisable for the administration of the Plan. The reasonable determination of the members of the Board administering the Plan in all matters referred to herein shall be conclusive and binding for all purposes.

            8.2. No member of the Board shall be liable for, and the Company shall indemnify and hold each member of the Board harmless with respect to, anything done or omitted to be done by such member or by any other member of the Board in connection with the Plan, except for the willful misconduct or gross negligence of such member. The Board shall have power to engage outside consultants, auditors or other professional help to assist in the fulfillment of its duties under the Plan. The expenses incurred in administering the Plan shall be paid by the Company.


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                                   ARTICLE IX
                            AMENDMENT AND TERMINATION

            9.1. Except as provided in Section 9.2, the Plan may be amended or terminated as of any date specified in a resolution adopted by the Board, but no such amendment or termination shall reduce or otherwise adversely affect the payment of benefits to any Participant who has commenced receiving payments hereunder prior to the date of such amendment or termination.

            9.2. On or after a Change in Control, the Plan may not be amended or modified without the consent of each such affected Participant.

                                    ARTICLE X
                                  MISCELLANEOUS

            10.1. The Company may withhold from all payments due hereunder all taxes which, by applicable federal, state, local or other law, it is required to withhold therefrom.

            10.2. No Participant, his named beneficiary or his estate shall have any right to commute, sell, transfer, assign or otherwise alienate or encumber his or its right to receive any payments under the Plan and any attempt to do so shall be void. No amounts payable under the Plan shall be subject to levy, attachment, garnishment or other legal process of any kind in satisfaction of the contracts, torts or other liabilities of a Participant, his name beneficiary or his estate.

            10.3. This Plan shall create no right in a Participant to continue as a member of the Board or to create any other rights in a Participant or obligations on the part of the Company, except as are set forth herein.

            10.4. This Plan shall be governed by the laws of the State of Florida.

            10.5. (a) This Plan shall not be terminated by any merger, consolidation, share exchange or similar event involving the Company whereby the Company is or is not the surviving or resulting entity. In the event of any merger, consolidation, share exchange or similar event, the provisions of this Plan shall be binding upon the surviving or resulting corporation or the person or entity to which the Company's assets are transferred

            (b) Concurrently with any merger, consolidation, share exchange or sale, lease or transfer of all or substantially all of its assets, the Company will cause any successor or transferee unconditionally to assume all of the obligations of the Company hereunder.

            (c) This Plan shall inure to the benefit of and be enforceable by each Participant's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If a Participant shall die while any amounts are payable to such Participant hereunder, all such amounts, unless otherwise provided herein, shall be paid in


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accordance with the terms of this Plan to such Participant's surviving spouse or, if none, to such Participant's estate.

            10.6. The invalidity or unenforceability of any provision of this Plan shall not affect the validity or enforceability of any other provision of this Plan, which other provisions shall remain in full force and effect.


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                                    Exhibit A

1. Assumptions for present value calculation under Sections 4.2(b) and 5.1:

            Pre-retirement mortality:          None
            Post-retirement mortality:         None
            Discount rate:                     5% (applied 1.25% per quarter,
                                               assuming payments are made at the
                                               commencement of each month)


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